EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

U.S. Subsidiaries
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Argo Scientific, Inc., a California corporation.

BetzDearborn China Ltd., a Delaware corporation.

BetzDearborn Europe Inc., a Delaware corporation.

BetzDearborn Hydrocarbon Process Group Inc., a Texas corporation.

BetzDearborn International Inc., a Pennsylvania corporation.

BetzDearborn Paper Process Group Inc., a Florida corporation.

Non-U.S. Subsidiaries
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BetzDearborn Argentina S.A., an Argentinean corporation.

BetzDearborn Australia Pty Limited, an Australian corporation.

BetzDearborn Ges. mbH, an Austrian corporation.

BetzDearborn Europe N.V., a Belgian corporation.

BetzDearborn N.V., a Belgian corporation.

Dearborn International Ltda., a Brazilian corporation.

BetzDearborn Canada, Inc., a Canadian corporation.

BetzDearborn de Chile Ltda., a Chilean corporation.

BetzDearborn Colombia S.A., a Colombian corporation.

BetzDearborn Denmark A/S, a Danish corporation.

BetzDearborn de Ecuador S.A., an Ecuadorian corporation.

BetzDearborn 0Y, a Finnish corporation.

BetzDearborn S.A., a French corporation.

BetzDearborn GmbH, a German corporation.


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BetzDearborn India Private Limited, an Indian corporation.

PT BetzDearborn Persada, an Indonesian corporation.

BetzDearborn Ireland Limited, an Irish corporation.

BetzDearborn S.p.A., an Italian corporation.

Nippon BetzDearborn K.K., a Japanese corporation.

BetzDearborn Korea Ltd., a Korean corporation.

Argo Scientific and Marketing Ltd., a Korean corporation.

Betz (Malaysia) Sdn. BHD, a Malaysian corporation.

BetzDearborn de Mexico S.A. de C.V., a Mexican corporation.

BetzDearborn B.V., a Dutch corporation.

BetzDearborn Norge A/S, a Norwegian corporation.

BetzDearborn del Peru S.A., a Peruvian corporation.

BetzDearborn Sp. ZO.O., a Polish corporation.

BetzDearborn Portuguesa, Lda., a Portuguese corporation.

BetzDearborn Pte. Ltd., a Singapore corporation.

BetzDearborn South Africa (Pty) Ltd., a South Africa corporation.

BetzDearborn Iberica S.A., a Spanish corporation.

BetzDearborn AB, a Swedish corporation.

BetzDearborn Taiwan Limited, a Taiwanese corporation.

BetzDearborn (Thailand) Co. Ltd., a Thailand corporation.

BetzDearborn de Uruguay S.A., a Uruguayan corporation.

BetzDearborn Limited, a United Kingdom corporation.

Argo Scientific Limited, a United Kingdom corporation.

BetzDearborn Venezuela C. A., a Venezuelan corporation.